UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2015

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)               Departure of Steve Faraone as Director

On February 3, 2015, Steve Faraone resigned as Director of INC Research Holdings, Inc. (the “Company”), effective immediately.

(d)               Election of David Y. Norton as Director

On February 3, 2015, the Board of Directors of the Company (the “Board”) appointed David Y. Norton as a Class III director, effective immediately, to hold office until the Company’s 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

The Nominating and Corporate Governance Committee of the Board conducted the search for director candidates. It has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. After reviewing several director candidates, the Nominating and Corporate Governance Committee recommended Mr. Norton for appointment to the Board.

There are no related party transactions between Mr. Norton and the Company, and the Company believes that Mr. Norton satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act.

Upon his appointment to the Board, the Company granted Mr. Norton restricted stock units for 726 shares of the Company’s Class A common stock and an option to purchase 1,451 shares of the Company’s Class A common stock at an exercise price of $23.03, the fair market value of the stock on the date of grant.  Both of these awards will vest in equal annual installments of 33 and 1/3% over a three-year period on each anniversary of the date of grant.  In addition, pursuant to its policy on compensation of non-employee directors, the Company will pay Mr. Norton Board fees of $50,000 per calendar year.

Mr. Norton is a 40-year veteran in the pharmaceutical industry, most recently serving as Interim Chief Executive Officer of Savient Pharmaceuticals, Inc., from February 2012 to July 2012.  Prior to that, he was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson from May 2009 to September 2011.  In this role, he was responsible for leading and developing the company’s strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with the global strategic functions, R&D and the commercial organizations.  Mr. Norton began his Johnson & Johnson career in 1979 as a Product Manager for the company’s affiliate Janssen Pharmaceutica in Australia and during his tenure held a number of positions, including Company Group Chairman, Worldwide Commercial and Operations, CNS/Internal Medicine franchise; Company Group Chairman, Pharmaceutical Group, Europe, the Middle East and Africa; and Company Group Chairman,

Pharmaceuticals Group, North America. Mr. Norton currently serves on the Board of Directors of VIVUS, Inc., the Global Alliance for TB Drug Development and the American Foundation for Suicide Prevention, and is a Senior Advisor to Tapestry Networks Boston/London.  He previously served on the Board of Directors of Savient Pharmaceuticals from October 2011 to December 2013.  Savient Pharmaceuticals filed for bankruptcy protection in October 2013.  Mr. Norton has a Marketing degree from the College of Distributive Trades, London and Preston Polytechnic, Preston, U.K. and a degree in Computer Programming Technology from Control Data Institute in Sydney, Australia.

A copy of the press release regarding the appointment of Mr. Norton to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release dated February 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date:	February 4, 2015	/s/ Christopher L. Gaenzle
		Name:	Christopher L. Gaenzle
		Title:	Chief Administrative Officer & General Counsel